UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2014

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8725 Henderson Road, Renaissance One
Tampa, Florida	33634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 11, 2014, the Board of Directors (the “Board”) of WellCare Health Plans, Inc. (the “Company”) determined that David J. Gallitano, the Company’s Chairman and interim Chief Executive Officer will end his interim role as Chief Executive Officer, effective January 1, 2015. Mr. Gallitano will continue to serve as the Chairman of the Board.

(c) On December 11, 2014, the Board appointed Kenneth A. Burdick, the Company’s President and Chief Operating Officer, to the role of Chief Executive Officer, effective January 1, 2015. In connection with his promotion, effective January 1, 2015, Mr. Burdick’s salary will be $1,000,000, with a short-term incentive target, expressed as a percentage of his base salary, of 150%, and a long-term incentive target, expressed as a percentage of his base salary, of 500%.

The Compensation Committee of the Board (the “Compensation Committee”) also determined that Mr. Burdick’s annual long-term incentive awards will consist of an award of performance stock units representing half of his long-term incentive target and an award of market stock units representing the other half of his long-term incentive target. The terms and grant date of these awards will be the same as the annual long-term incentive awards of performance stock units and market stock units granted to the Company’s other executive officers at the conclusion of the Company’s annual performance review process, which is expected to be in March 2015.

The Compensation Committee views short-term incentive awards, performance stock unit awards and market stock unit awards as performance-based compensation because payouts are based on the achievement of internal goals in the case of short-term incentive awards and performance stock unit awards and stock price performance in the case of market stock units. Accordingly, all of Mr. Burdick’s incentive compensation is performance-based.

All other terms of Mr. Burdick’s employment remain consistent with the description included in the in the Current Report on Form 8-K filed on January 27, 2014, which 8-K is incorporated herein by reference in its entirety including exhibits, except for Exhibit 99.1 to such report.

(d) On December 11, 2014, the Board elected Mr. Burdick as a director. Because he is an employee of the Company, he is not independent under the New York Stock Exchange listing standards. Mr. Burdick will not receive any additional compensation in connection with his service as a director. Mr. Burdick has not been, and is not expected to be, appointed to any committees at this time.

Item 7.01 Regulation FD Disclosure

A copy of the press release announcing Mr. Burdick’s appointment as a director and Chief Executive Officer is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The information furnished herewith pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01        Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description
99.1	Press Release dated December 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLCARE HEALTH PLANS, INC.
December 15, 2014	/s/ Blair W. Todt Blair W. Todt Senior Vice President, Chief Legal and Administrative Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated December 15, 2014